Exhibit 99.1

FOR IMMEDIATE RELEASE

Dendrite Reports Another Strong Quarter of Revenue and Earnings Growth

GAAP EPS improves 17% to $0.14

Adjusted EPS of $0.20 at 3 year high (up 60% from prior year)

Morristown, N.J., January 29, 2004  - Dendrite International, Inc. (NASDAQ: DRTE) today announced another strong quarter, reporting fourth quarter GAAP diluted earnings of $0.14 per share, up 17% compared to GAAP earnings of $0.12 per share for the fourth quarter of 2002.  GAAP diluted earnings per share for the fourth quarter 2003 included approximately $0.06 of acquisition related non-cash charges and other acquisition-related costs.

Excluding these items, fourth quarter 2003 adjusted earnings were $0.20 per diluted share, an improvement of 60% from an adjusted $0.12 per diluted share reported in the same period of the prior year.

GAAP earnings per share for the full year 2003 were $0.51, up 33% versus prior year GAAP EPS of $0.38 per share.  Excluding the above acquisition-related items, adjusted EPS of $0.63 grew 50% versus prior year adjusted EPS of  $0.42.  A reconciliation of GAAP to adjusted results can be found on Table 7 of the accompanying financial tables.

“The fourth quarter marked the culmination of what was an exceptional year for Dendrite,” noted Chairman and CEO John Bailye.  “Our adjusted fourth quarter EPS was at a three year high, and we also recorded significant growth to both GAAP and adjusted EPS every quarter this year.  In addition to generating considerable value for our shareowners, we achieved many significant milestones in our business operations.  Concurrent with the rapid and effective integration of the former Synavant business, we completed a very large sales force integration for a major U.S. customer and successfully supported a large Siebel roll-out in the United States.  We also experienced several significant events on the international front by signing a key global agreement with a large pharmaceutical company and winning a record five new SFA deals in Japan.  We are quite proud of all of our accomplishments and feel we are well positioned to continue the momentum in 2004.”

FOURTH QUARTER RESULTS

Revenues for the quarter increased to $99.0 million, up 74% from prior year and 7% sequentially.  While a key contributor of the year-over-year increase was the revenue contribution from the Synavant acquisition, the company also indicated that revenue from its core businesses showed strong growth versus the prior year as well.

Dendrite delivered GAAP operating income of $9.0 million in the fourth quarter, an 18% improvement over the prior year’s fourth quarter GAAP operating income of $7.7 million.  The company indicated that there were several items impacting its fourth quarter GAAP operating income.  The company finalized its valuation of the Synavant acquisition and recorded an additional $0.9 million of expense relating to the amortization of definite lived intangibles, bringing total intangible amortization expense in the fourth quarter to $2.1 million, versus $0.3 million in 2002.  The company also recorded approximately $2.0 million of charges relating to Dendrite severance, facility closure costs, and other integration costs incurred as a result of the Synavant acquisition.

Excluding these items, operating income was $13.1 million, up 63% from the $8.0 million adjusted operating income generated in the prior year. Chief Financial Officer, Kathy Donovan, attributed the profit growth to increased revenue, in combination with “the successful results of previous cost-saving initiatives and international cost synergies realized from the Synavant integration.” A reconciliation of GAAP operating income to adjusted operating income can be found on Tables 2 and 10 of the accompanying financial tables.

KEY OPERATING STATISTICS

Dendrite ended the fourth quarter with $30.4 million in cash and cash equivalents.  The company noted that the $4.9 million of cash from operations reported for the fourth quarter also included $3.9 million of payments related to acquisition and restructuring activities.  Accounts receivable days sales outstanding (DSO) was reported at 68 days.  The company stated that the DSO figure included approximately 4 days of invoices related to advance billings and long-term receivables.

FOURTH QUARTER HIGHLIGHTS

Dendrite reported success in many aspects of its business. Highlights included:

•

Signing more than 15 new agreements with customers in North America, Europe, Latin America and Asia/Pacific Rim.   Additionally, the company achieved a record level of activity in its Data and Analytics business by entering into agreements for more than 20 studies using its Longitudinal Prescription Data

•

Adding almost 3,000 additional sales force automation user licenses through business with new customers and expanded business with existing customers - an increase in line with historical Dendrite new user growth

•

Securing a major U.S. services contract extension with Novartis, under which Dendrite’s CRM Center of Excellence will deliver a broad range of hardware and software support during one of the largest implementations of Siebel software ever conducted in the pharmaceutical industry

•	Launching its analytically driven interactive marketing business to enhance pharmaceutical promotional effectiveness

•

Bringing together more than 100 industry executives from leading drug manufacturers during the company’s Pharmaceutical Sales and Marketing Leadership Summit, which reviewed critical issues shaping the industry today

OUTLOOK

The company provided its customary six-month rolling outlook. “We currently believe that the combined revenue for the first and second quarters of 2004 will be in the range of approximately $190 to $194 million,” said Dendrite Chief Financial Officer, Ms. Donovan.  “This outlook includes the recently announced acquisition of Uto Brain in Japan, which is expected to add approximately $8 million to 2004 revenue.  We expect the second quarter to be seasonally stronger than the first as we anticipate an increase in international revenues.  Based on achieving this targeted revenue, we anticipate delivering GAAP earnings in the range of $0.27 to $0.29 per diluted share and adjusted earnings of $0.29 to $0.31 per diluted share over the next six months.”  Please refer to table 8 of this press release for a reconciliation of GAAP and adjusted EPS.

This current outlook is based on current expectations and assumptions and constitutes “forward-looking information.”  The company can give no assurance that such expectations and assumptions will prove to be correct.  The company does not intend to update such outlook other than in connection with regularly scheduled earnings releases.

Please visit our website at www.dendrite.com to participate in our earnings call web cast on January 29, 2004 at 5 p.m. EST.

ABOUT DENDRITE

Dendrite develops and delivers solutions that increase the productivity of sales, marketing, and clinical processes for pharmaceutical and other life science clients . For more information, visit www.dendrite.com.

Investor Relations

Christine Croft
908-541-5865
christine.croft@dendrite.com

Media Relations

Erik Kopp

908-541-5850

erik.kopp@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on major customers; changes in demand for our products and services attributable to the extended weakness experienced in the  economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; acquisitions, including the success of the June 2003 acquisition of Synavant and the risks associated with the integration of acquisitions; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors;  less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.

TABLE 1
DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,						Year Ended December 31,
	2003	%	2002	%	Change		2003 (1)%		2002	%	Change
	Unaudited
Revenues:
License fees	$2,849	2.9%	$5,745	10.1%	-50%		$10,860	3.4%	$13,507	6.0%	-20%
Services	96,158	97.1%	51,295	89.9%	87%		310,247	96.6%	212,249	94.0%	46%
	99,007	100.0%	57,040	100.0%	74%		321,107	100.0%	225,756	100.0%	42%

Cost of sales:
Cost of license fees	1,510	1.5%	1,954	3.4%	-23%		4,915	1.5%	4,730	2.1%	4%
Cost of services	50,428	50.9%	25,333	44.4%	99%		158,597	49.4%	106,817	47.3%	48%
	51,938	52.5%	27,287	47.8%	90%		163,512	50.9%	111,547	49.4%	47%

Gross margin
License fees gross margin	1,339	47.0%	3,791	66.0%	(19.0	)Pt	5,945	54.7%	8,777	65.0%	(10.3	)Pt
Services gross margin	45,730	47.6%	25,962	50.6%	(3.0	)Pt	151,650	48.9%	105,432	49.7%	(0.8	)Pt
	47,069	47.5%	29,753	52.2%	(4.7	)Pt	157,595	49.1%	114,209	50.6%	(1.5	)Pt

Operating expense:
Selling, general and administrative	35,171	35.5%	19,161	33.6%	84%		111,139	34.6%	77,301	34.2%	44%
Research and development	2,858	2.9%	2,950	5.2%	-3%		11,633	3.6%	10,396	4.6%	12%
Restructuring benefit	—	0.0%	(47)	-0.1%	-100%		—	0.0%	(47)	0.0%	-100%
Asset impairment	—	0.0%	—	0.0%	0%		—	0.0%	1,832	0.8%	-100%
	38,029	38.4%	22,064	38.7%	72%		122,772	38.2%	89,482	39.6%	37%

Operating income	9,040	9.1%	7,689	13.5%	18%		34,823	10.8%	24,727	11.0%	41%
Interest income	119	0.1%	229	0.4%	-48%		731	0.2%	1,085	0.5%	-33%
Other income/(expense)	581	0.6%	(43)	-0.1%	1451%		560	0.2%	(149)	-0.1%	476%
Income before income taxes	9,740	9.8%	7,875	13.8%	24%		36,114	11.2%	25,663	11.4%	41%
Income taxes	3,896	3.9%	3,150	5.5%	24%		15,054	4.7%	10,265	4.5%	47%

Net income	$5,844	5.9%	$4,725	8.3%	24%		$21,060	6.6%	$15,398	6.8%	37%

Net income per share:
Basic	$0.14		$0.12		21%		$0.52		$0.39		35%
Diluted	$0.14		$0.12		17%		$0.51		$0.38		33%

Shares used in computing net income per share:
Basic	40,680		39,910				40,340		39,872
Diluted	42,385		39,966				41,415		40,127

(1) Includes Synavant’s operating results for the period June 16, 2003 to December 31, 2003.

TABLE 2
DENDRITE INTERNATIONAL, INC.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP)

(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,						Year Ended December 31,
	2003 (1)%		2002 (2)%		Change		2003 (3)%		2002 (4)%		Change

Revenues:
License fees	$2,849	2.9%	$5,745	10.1%	-50%		$10,860	3.4%	$13,507	6.0%	-20%
Services	96,158	97.1%	51,295	89.9%	87%		310,247	96.6%	212,249	94.0%	46%
	99,007	100.0%	57,040	100.0%	74%		321,107	100.0%	225,756	100.0%	42%

Cost of license fees	1,357	1.4%	1,789	3.1%	-24%		4,305	1.3%	4,565	2.0%	-6%
Cost of services	50,363	50.9%	25,333	44.4%	99%		158,456	49.3%	107,756	47.7%	47%
	51,720	52.2%	27,122	47.5%	91%		162,761	50.7%	112,321	49.8%	45%

License Gross Margin	1,492	52.4%	3,956	68.9%	(16.5	)Pt	6,555	60.4%	8,942	66.2%	(5.8	)Pt
Services Gross Margin	45,795	47.6%	25,962	50.6%	(3.0	)Pt	151,791	48.9%	104,493	49.2%	(0.3	)Pt
Gross margin	47,287	47.8%	29,918	52.5%	(4.7	)Pt	158,346	49.3%	113,435	50.2%	(0.9	)Pt

Operating expense:
Selling, general and administrative	31,338	31.7%	18,933	33.2%	66%		104,667	32.6%	75,836	33.6%	38%
Research and development	2,858	2.9%	2,950	5.2%	-3%		11,633	3.6%	10,396	4.6%	12%
	34,196	34.5%	21,883	38.4%	56%		116,300	36.2%	86,232	38.2%	35%

Operating income	13,091	13.2%	8,035	14.1%	63%		42,046	13.1%	27,203	12.0%	55%
Interest income	119	0.1%	229	0.4%	-48%		731	0.2%	1,085	0.5%	-33%
Other income/(expense)	581	0.6%	(43)	-0.1%	1451%		560	0.2%	(149)	-0.1%	476%
Income before income taxes	13,791	13.9%	8,221	14.4%	68%		43,337	13.5%	28,139	12.5%	54%
Income taxes	5,516	5.6%	3,289	5.8%	68%		17,336	5.4%	11,256	5.0%	54%

Net income	$8,275	8.4%	$4,932	8.6%	68%		$26,001	8.1%	$16,883	7.5%	54%

Net income per share:
Basic	$0.20		$0.12		65%		$0.64		$0.42		52%
Diluted	$0.20		$0.12		60%		$0.63		$0.42		50%

Shares used in computing net income per share:
Basic	40,680		39,910				40,340		39,872
Diluted	42,385		39,966				41,415		40,127

Note:      The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The Company believes that disclosing non-GAAP statements of operations provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods.  Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1) See Table 3 for the Statement of Operations reconciliation from GAAP to non-GAAP for the three months ended December 31, 2003.

(2) See Table 10 for the Statement of Operations reconciliation from GAAP to non-GAAP for the three months ended December 31, 2002.

(3) See Table 4 for the Statement of Operations reconciliation from GAAP to non-GAAP for the year ended December 31, 2003.

(4) See Table 11 for the Statement of Operations reconciliation from GAAP to non-GAAP for the year ended December 31, 2002.

TABLE 3

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2003

(IN THOUSANDS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Total Adjusted Q4		% of Rev.	Amortization (2)	Other Charges (3)	GAAP	% of Rev.

Revenues:
License fees	$2,849		2.9%	$—	$—	$2,849	2.9%
Services	96,158		97.1%	—	—	96,158	97.1%
	99,007		100.0%	—	—	99,007	100.0%

Cost of license fees	1,357		1.4%	153	—	1,510	1.5%
Cost of services	50,363		50.9%	65	—	50,428	50.9%
	51,720		52.2%	218	—	51,938	52.5%

License Gross Margin	1,492		52.4%	(153)	—	1,339	47.0%
Services Gross Margin	45,795		47.6%	(65)	—	45,730	47.6%
Gross margin	47,287		47.8%	(218)	—	47,069	47.5%

Selling, general and administrative	31,338		31.7%	1,850	1,983	35,171	35.5%
Research and development	2,858		2.9%	—	—	2,858	2.9%
	34,196		34.5%	1,850	1,983	38,029	38.4%

Operating income	13,091		13.2%	(2,068)	(1,983)	9,040	9.1%
Interest income	119		0.1%	—	—	119	0.1%
Other income	581		0.6%	—	—	581	0.6%
Income before income taxes	13,791		13.9%	(2,068)	(1,983)	9,740	9.8%
Income taxes	5,516		5.6%	827	793	3,896	3.9%

Net income	$8,275		8.4%	$(1,241)	$(1,190)	$5,844	5.9%

Net income per share
Basic	$0.20			$(0.03)	$(0.03)	$0.14
Diluted	$0.20	(1)		$(0.03)	$(0.03)	$0.14

Shares used in computing net income (loss) per share:
Basic	40,680			40,680	40,680	40,680
Diluted	42,385			42,385	42,385	42,385

(1) See Table 7 for a more detailed reconciliation of net income for the three months ended December 31, 2003.

(2) Represents amortization expense of definite lived intangible assets resulting from the acquisitions of Synavant and SAI.

(3) Includes Dendrite severance and facility closure costs incurred as a result of the acquisition of Synavant along with other integration costs.

TABLE 4

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

(IN THOUSANDS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Total Adjusted YTD		% of Rev.	Amortization (2)	Other Charges (3)	GAAP	% of Rev.

Revenues:
License fees	$10,860		3.4%	$—	$—	$10,860	3.4%
Services	310,247		96.6%	—	—	310,247	96.6%
	321,107		100.0%	—	—	321,107	100.0%

Cost of license fees	4,305		1.3%	610	—	4,915	1.5%
Cost of services	158,456		49.3%	141	—	158,597	49.4%
	162,761		50.7%	751	—	163,512	50.9%

License Gross Margin	6,555		60.4%	(610)	—	5,945	54.7%
Services Gross Margin	151,791		48.9%	(141)	—	151,650	48.9%
Gross margin	158,346		49.3%	(751)	—	157,595	49.1%

Selling, general and administrative	104,667		32.6%	3,283	3,189	111,139	34.6%
Research and development	11,633		3.6%	—	—	11,633	3.6%
	116,300		36.2%	3,283	3,189	122,772	38.2%

Operating income	42,046		13.1%	(4,034)	(3,189)	34,823	10.8%
Interest income	731		0.2%	—	—	731	0.2%
Other income	560		0.2%	—	—	560	0.2%
Income before income taxes	43,337		13.5%	(4,034)	(3,189)	36,114	11.2%
Income taxes	17,336		5.4%	1,614	668	15,054	4.7%

Net income	$26,001		8.1%	$(2,420)	$(2,521)	$21,060	6.6%

Net income per share
Basic	$0.64			$(0.06)	$(0.06)	$0.52
Diluted	$0.63	(1)		$(0.06)	$(0.06)	$0.51

Shares used in computing net income (loss) per share:
Basic	40,340			40,340	40,340	40,340
Diluted	41,415			41,415	41,415	41,415

Note:      Includes Synavant’s operating results for the period June 16, 2003 to December 31, 2003.

(1)    See Table 7 for a more detailed reconciliation of net income for the year ended December 31, 2003.

(2)    Represents amortization expense of definite lived intangible assets resulting from the acquisitions of SAI and Synavant.

(3)    Includes Dendrite severance and facility closure costs as a result of the acquisition of Synavant and other integration costs as well as a foreign tax valuation adjustment made in connection with the integration of Synavant.

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE DATA)

	December 31,
	2003	2002 (1)

Assets
Current Assets:
Cash and cash equivalents	$30,405	$68,308
Short-term investments	—	1,295
Accounts receivable, net	71,383	39,853
Prepaid expenses and other current assets	8,483	4,962
Deferred taxes	8,844	3,380
Facility held for sale	6,900	6,900
Total current assets	126,015	124,698

Property and equipment, net	27,858	26,377
Other assets	2,004	1,713
Long-term receivable	3,157	6,314
Goodwill	70,685	12,353
Intangible assets, net	18,574	2,973
Purchased capitalized software, net	1,666	2,275
Capitalized software development costs, net	6,126	5,605
Deferred taxes	6,372	6,168
	$262,457	$188,476

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,990	$1,274
Income taxes payable	6,194	5,659
Capital lease obligations	1,033	615
Accrued compensation and benefits	16,104	5,055
Other accrued expenses	29,203	16,749
Purchase accounting restructuring accrual	3,203	1,188
Accrued restructuring charge	—	260
Deferred revenues	16,379	7,861
Total current liabilities	77,106	38,661

Capital lease obligations	187	275
Purchase accounting restructuring accrual	8,627	2,064
Other non-current liabilities	402	717

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 150,000,000 shares authorized, 43,013,428 and 42,156,344 shares issued; 40,790,728 and 39,933,644 shares outstanding	100,448	93,037
Retained earnings	97,936	76,876
Deferred compensation	(56)	(76)
Accumulated other comprehensive loss	(1,317)	(2,202)
Less treasury stock, at cost	(20,876)	(20,876)

Total stockholders’ equity	176,135	146,759
	$262,457	$188,476

(1) Amounts reflect reclassifications to conform to current year presentation.

TABLE 6

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Year Ended December 31,
	2003	2002
Operating activities:
Net income	$21,060	$15,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,717	14,096
Asset impairment	—	1,832
Restructuring benefit	—	(47)
Amortization of deferred compensation, net of forfeitures	(30)	68
Deferred taxes	608	(469)
Changes in assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in accounts receivable	6,105	(4,889)
Increase in prepaid expenses and other	(1,090)	—
Decrease/(increase) in other non-current assets	482	(22)
Decrease in prepaid income taxes	—	4,744
Decrease in accounts payable and accrued expenses	(20,775)	(5,076)
Decrease in purchase accounting restructuring accrual	(10,883)	—
Increase in income taxes payable	3,320	4,257
Decrease in accrued restructuring charge	(260)	(2,643)
Decrease in deferred revenue	(2,161)	(3,260)
Decrease/(increase) in other non-current liabilities	(279)	200

Net cash provided by operating activities	17,814	24,189

Investing activities:
Purchases of short-term investments	—	(14,710)
Sales of short-term investments	1,294	19,798
Acquisitions, net of cash acquired	(53,458)	(13,117)
Increase in other non-current assets	(50)	(700)
Purchases of property and equipment	(6,350)	(11,113)
Additions to capitalized software development costs	(3,182)	(2,678)

Net cash used in investing activities	(61,746)	(22,520)

Financing activities:
Borrowings from line of credit	8,000	—
Repayments of line of credit	(8,000)	—
Purchases of treasury stock	—	(1,469)
Payments on capital lease obligations	(999)	(330)
Issuance of common stock	6,235	2,807

Net cash provided by financing activities	5,236	1,008

Effect of foreign exchange rate changes on cash	793	137

Net (decrease)/increase in cash and cash equivalents	(37,903)	2,814
Cash and cash equivalents, beginning of year	68,308	65,494

Cash and cash equivalents, end of year	$30,405	$68,308

TABLE 7

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) RESULTS

(IN THOUSANDS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Net income (See Table 1)	$5,844	$4,725	$21,060	$15,398

Non-GAAP Adjustments:
Purchased capitalized software amortization, net of tax (1)
SAI	92	99	366	99
Intangible assets amortization, net of tax (1)
Synavant	1,048	—	1,649	—
SAI	101	101	406	101
Integration costs, net of tax (2)	140	—	427	—
Dendrite related acquisition costs, net of tax (3)	1,050	—	1,485	—
Reduction in workforce, net of tax (4)	—	7	—	749
Asset impairment, net of tax (5)	—	—	—	1,099
Reversal of loss contracts, net of tax (6)	—	—	—	(563)
Income taxes (7)	—	—	608	—

Adjusted Net income	$8,275	$4,932	$26,001	$16,883

Adjusted Net income per share:
Basic	$0.20	$0.12	$0.64	$0.42
Diluted	$0.20	$0.12	$0.63	$0.42

Shares used in computing net income per share :
Basic	40,680	39,910	40,340	39,872
Diluted	42,385	39,966	41,415	40,127

Note:      The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The Company believes that disclosing non-GAAP adjusted results provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods.  Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1) Represents amortization expense, net of tax, for definite lived assets resulting from the acquisitions of SAI and Synavant.

(2)    Represents costs associated with the integration of the Synavant business into the Dendrite business.  These costs include but are not limited to, legal, consulting and moving charges as well as reconstruction of temporary facilities.

(3)    Represents costs related to workforce and facility redundancies identified in connection with the integration of the Synavant business into the Dendrite business.  If the redundancies involved the Dendrite workforce or facilities they were charged to operations and have been identified above.  If the redundancies involved the Synavant workforce or facilities they were recorded to goodwill.

(4)    Represents costs of severance related to a reduction in workforce during the third quarter 2002 due to a slower than expected growth in revenue.

(5)    Represents an adjustment to the fair value of a building held for sale during the third quarter 2002.

(6)    Represents the reversal, during the third quarter 2002, of costs previously recorded in 2001, which related to the recognition of anticipated future losses on selected contracts for which the Company’s obligations were favorably resolved.

(7)    Represents a foreign tax valuation adjustment in connection with the integration of Synavant.

TABLE 8

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF PROJECTED GAAP RESULTS TO PROJECTED ADJUSTED RESULTS *

(IN MILLIONS EXCEPT PER SHARE DATA)

(UNAUDITED)

Rolling 6 month outlook January 1, 2004 - June 30, 2004

Projected Revenue Range	$190 to $194

Projected GAAP EPS Range	$0.27 to $0.29

Projected Per Share Impact of:

Intangible Asset Amortization (1)	$0.02 to $0.02

Projected Adjusted EPS Range	$0.29 to $0.31

Note:                   The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The Company believes that disclosing non-GAAP adjusted results provide further into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods.  Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1) Includes amortization of both purchased capitalized software and intangible assets from the  Synavant and SAI acquisitions.  The UTO Brain intangible valuation is in the process of being determined.  However, the Company currently estimates that the amortization impact of the UTO Brain acquisition should not materially affect the projected EPS range.

(2) Includes charges from Dendrite severance and facility closure costs as a result of the acquisition of Synavant as well as costs incurred as part of the integration of Synavant.

* - See “forward looking statement” disclaimer included as part of this press release.

TABLE 9

DENDRITE INTERNATIONAL, INC.

PURCHASED INTANGIBLE ASSET AMORTIZATION

(DOLLARS IN THOUSANDS)

(UNAUDITED)

				Purchased Intangible Amortization Expense
	Intangible Value	Life (Years)		2003 Actual					Full Year Projections
				1st Qtr	2nd Qtr	3rd Qtr	4th Qtr(b)	2003	2004 (c)	2005 (c)	2006 (c)	2007 (c)	Thereafter

Synavant Intangible Detail
Covenants not to compete	$2,100	2		$—	$27	$175	$365	$567	$1,050	$481	$—	$—	$—
Backlog	2,400	(a	)	—	62	376	1,360	1,798	516	87	—	—	—
Pharbase Database	2,600	10		—	10	65	65	140	260	260	260	260	1,419
Customer relationships	5,800	13		—	40	245	(44)	241	446	446	446	446	3,774

Synavant Amortization Total				—	139	861	1,746	2,746	2,272	1,274	706	706	5,193

SAI Amortization				322	322	322	322	1,288	1,286	610	445	—	—
UTOBrain Amortization (d)				—	—	—	—	—	TBD	TBD	TBD	TBD	TBD

Total Amortization Expense(d)				$322	$461	$1,183	$2,068	$4,034	$3,558	$1,884	$1,151	$706	$5,193

(a)  Backlog is amortized as the backlog revenue is recognized.

(b)  Includes a onetime adjustment for final Synavant valuation adjustments.

(c)  Amortization is evenly spread throughout the year.

(d)  Since the Uto Brain acquisition closed on January 5, 2004, the purchase price allocation is currently in progress.

TABLE 10
DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2002

(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Total Adjusted Q4		% of Rev.	Amortization (2)	Other Charges (3)	GAAP		% of Rev.

Revenues:
License fees	$5,745		10.1%	$—	$—	$5,745		10.1%
Services	51,295		89.9%	—	—	51,295		89.9%
	57,040		100.0%	—	—	57,040		100.0%

Cost of license fees	1,789		3.1%	165	—	1,954		3.4%
Cost of services	25,333		44.4%	—	—	25,333		44.4%
	27,122		47.5%	165	—	27,287		47.8%

License Gross Margin	3,956		68.9%	(165)	—	3,791		66.0%
Services Gross Margin	25,962		50.6%	—	—	25,962		50.6%
Gross margin	29,918		52.5%	(165)	—	29,753		52.2%

Selling, general and administrative	18,933		33.2%	169	59	19,161		33.6%
Research and development	2,950		5.2%	—	—	2,950		5.2%
Restructuring benefit	—		—	—	(47)	(47)		0.0%
	21,883		38.4%	169	12	22,064		38.7%

Operating income	8,035		14.1%	(334)	(12)	7,689		13.5%
Interest income	229		0.4%	—	—	229		0.4%
Other expense	(43)		-0.1%	—	—	(43)		-0.1%
Income before income taxes	8,221		14.4%	(334)	(12)	7,875		13.8%
Income taxes	3,289		5.8%	134	5	3,150		5.5%

Net income	$4,932		8.6%	$(200)	$(7)	$4,725		8.3%

Net income per share
Basic	$0.12			$(0.01)	$(0.00)	$0.12	(4)
Diluted	$0.12	(1)		$(0.01)	$(0.00)	$0.12	(4)

Shares used in computing net income (loss) per share:
Basic	39,910			39,910	39,910	39,910
Diluted	39,966			39,966	39,966	39,966

(1)    See Table 7 for a more detailed reconciliation of net income for the three months ended December 31, 2002.

(2) Represents amortization expense of definite lived intangible assets resulting from the acquisition of SAI.

(3) Includes Dendrite severance and a revised estimate of the 2001 restructuring accrual.

(4) Diluted EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 11
DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2002

(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Total Adjusted YTD		% of Rev.	Amortization (2)	Other Charges (3)	GAAP	% of Rev.

Revenues:
License fees	$13,507		6.0%	$—	$—	$13,507	6.0%
Services	212,249		94.0%	—	—	212,249	94.0%
	225,756		100.0%	—	—	225,756	100.0%

Cost of license fees	4,565		2.0%	165	—	4,730	2.1%
Cost of services	107,756		47.7%	—	(939)	106,817	47.3%
	112,321		49.8%	165	(939)	111,547	49.4%

License Gross Margin	8,942		66.2%	(165)	—	8,777	65.0%
Services Gross Margin	104,493		49.2%	—	939	105,432	49.7%
Gross margin	113,435		50.2%	(165)	939	114,209	50.6%

Selling, general and administrative	75,836		33.6%	169	1,296	77,301	34.2%
Research and development	10,396		4.6%	—	—	10,396	4.6%
Restructuring benefit	—			—	(47)	(47)	0.0%
Asset impairment	—			—	1,832	1,832	0.8%
	86,232		38.2%	169	3,081	89,482	39.6%

Operating income	27,203		12.0%	(334)	(2,142)	24,727	11.0%
Interest income	1,085		0.5%	—	—	1,085	0.5%
Other expense	(149)		-0.1%	—	—	(149)	-0.1%
Income before income taxes	28,139		12.5%	(334)	(2,142)	25,663	11.4%
Income taxes	11,256		5.0%	134	857	10,265	4.5%

Net income	$16,883		7.5%	$(200)	$(1,285)	$15,398	6.8%

Net income per share
Basic	$0.42			$(0.01)	$(0.03)	$0.39 (4)
Diluted	$0.42	(1)		$(0.01)	$(0.03)	$0.38

Shares used in computing net income (loss) per share:
Basic	39,872			39,872	39,872	39,872
Diluted	40,127			40,127	40,127	40,127

Note:      Includes SAI’s operating results for the period September 19, 2002 to December 31, 2002.

(1)    See Table 7 for a more detailed reconciliation of net income for the twelve months ended December 31, 2002.

(2)    Represents amortization expense of definite lived intangible assets resulting from the acquisition of SAI.

(3)    Includes Dendrite severance; a reversal of costs previously recorded in 2001, in connection with certain customer contracts, which related to the recognition of anticipated future losses that were ultimately favorably resolved; a revised estimate of the 2001 restructuring accrual; and an asset impairment charge related to the facility held for sale.

(4)    Diluted EPS does not appear to foot across due to the mathematical rounding of the individual calculations.